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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated June 21, 2004, except for Note 19 as to which the date is September 7, 2004, relating to the consolidated financial statements and financial statement schedule of JAMDAT Mobile Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
September 8, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm